                                                                     EXHIBIT 3.4


                                    RESTATED

                                     BYLAWS
                                       OF

                               MCE COMPANIES, INC.

                            (EFFECTIVE        , 2000)



                                    ARTICLE I
                                     OFFICES

    1.01 PRINCIPAL OFFICE. The principal office of the corporation shall be at such place within or outside the State of Michigan as the Board of Directors shall determine from time to time.

    1.02 OTHER OFFICES. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

                                   ARTICLE II
                                      SEAL

    2.01 SEAL. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE III
                                  CAPITAL STOCK

    3.01 ISSUANCE OF SHARES. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the Corporation and the further provisions of these Bylaws, and subject also to any requirements of the laws of the State of Michigan.

    3.02 CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, that the certificate represents and such other provisions as may be required by the laws of the State of Michigan.

    3.03 TRANSFER OF SHARES. The shares of the capital stock of the corporation are

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transferable only on the books of the corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

    3.04 REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions or for any recapitalization, merger, plan of share exchange, reorganization, sale of assets, or liquidation, for the purpose of votes, approvals, and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares by any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

    3.05 LOST OR DESTROYED CERTIFICATES. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve.

                                   ARTICLE IV
                    SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

    4.01 PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

    4.02 ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held on the third Thursday of the fifth calendar month after the end of the corporation's fiscal year at 2 o'clock in the afternoon, or on such other date and at such other time as may be determined by the Board of Directors. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

    4.03 SPECIAL MEETINGS. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled), or the President and shall be called by the President or Secretary at the written request of shareholders holding at least 10 percent of the outstanding shares of stock of the corporation entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

    4.04 NOTICE OF MEETINGS. Except as otherwise provided by statute, written notice of the time, place, and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his or her last address as it appears on the books of the corporation. The notice shall include notice of proposals from shareholders that



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are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the corporation in accordance with Section
4.10 hereof No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

    4.05 RECORD DATES. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent to or to dissent from a proposal without a meeting; or for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or an adjournment of the meeting, or to express consent to or to dissent from such proposal; to receive payment of such dividend or to receive such allotment of rights; or to participate in any other action, notwithstanding any transfer of any stock on the books of the corporation, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.

    4.06 LIST OF SHAREHOLDERS. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting.

    4.07 QUORUM. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

    4.08 PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless




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otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

    4.09 VOTING. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing and signed by the shareholder or the shareholder's proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

    4.10  MEETINGS OF SHAREHOLDERS.

          (a)  Annual Meetings of Shareholders.

               (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

               (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 4.10(a)(1)(C) above, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such shareholder, as they appear on the



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corporation's books, and of such beneficial owner, and (y) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of Section 4.10(a)(2) above to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors, or (2) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided hereunder, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by Section 4.10(a)(2) hereof shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (c)  General.

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal shall be disregarded.

               (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

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               (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    4.11 CONDUCT OF MEETING. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the President as provided in Section 8.03 of these Bylaws. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

                                    ARTICLE V
                                    DIRECTORS

    5.01 NUMBER. The business and affairs of the corporation shall be managed by a Board of not less than one nor more than fifteen directors as shall be fixed from time to time by the Board of Directors, and such number of directors so fixed may be changed only by the affirmative vote of at least two-thirds of the directors then in office. The directors need not be residents of Michigan or shareholders of the corporation.

    5.02 ELECTION, RESIGNATION AND REMOVAL. The Board of Directors shall be classified into three classes with staggered terms of office. Each class shall be as nearly equal in number as possible. Each class of directors shall be elected for a term of three years and until the director's successor is elected and qualified, or until the director's resignation or removal. At each annual meeting of the shareholders, successors to the directors whose terms expire in that year shall be elected to hold office for a term of three years. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. Except as otherwise provided in the Articles of Incorporation, any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of the shareholders specifically called for that purpose.

    5.03 VACANCIES. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled only by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term of the class in which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so

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apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

    5.04 ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

    5.05 REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

    5.06 NOTICES. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Twenty-four hours written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

    5.07 QUORUM. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with the other participants. Participation in a meeting in this manner constitutes presence in person at the meeting.

    5.08  EXECUTIVE AND OTHER COMMITTEES.

          (a) Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, except that the committee shall not have power or authority to (1) amend the Articles of Incorporation or recommend to the shareholders that the shareholders amend the Articles of Incorporation; (2) adopt an agreement of merger or consolidation;
(3)

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recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (4) recommend to shareholders a dissolution of the corporation or revocation of a dissolution; (5) amend these Bylaws; (6) fill vacancies in the Board; or (7) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

          (b) Other Committees. The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

    5.09 DISSENTS. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the action.

    5.10 COMPENSATION. Except as provided in the Articles of Incorporation, the Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

                                   ARTICLE VI
                 NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING


    6.01 NOTICES. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail (registered, certified or other first class mail, with postage pre-paid), overnight carrier, telecopy, telegram, computer transmission, radiogram, cablegram or other similar form of communication, addressed to any shareholder, director or committee member at his last address as it appears on the books of the corporation. The corporation shall have no duty to change the written address of any shareholder, director or committee member unless the secretary of the corporation receives written notice of such address change. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

    6.02 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting

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of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

          (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

          (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

    6.03 ACTION WITHOUT A MEETING. Except as the Articles of Incorporation may otherwise provide for action to be taken by the Board of Directors, any action required or permitted at any meeting of directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote thereon consent thereto in writing, before or after the action is taken.

                                   ARTICLE VII
                                    OFFICERS

    7.01 NUMBER. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may select a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more of the above offices, except those of Chairman and Vice Chairman, and President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

    7.02 TERM OF OFFICE, RESIGNATION AND REMOVAL. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

    7.03 VACANCIES. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

    7.04 AUTHORITY. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

                                  ARTICLE VIII
                               DUTIES OF OFFICERS

    8.01 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present and shall perform such other duties as the Board of Directors may from time to time prescribe.

    8.02 VICE CHAIRMAN. The Vice Chairman, if such office is filled, shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors or the Chairman of the Board may from time to time prescribe.

    8.03 PRESIDENT. The President shall be the chief executive officer of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws.

    8.04 VICE PRESIDENTS. The Vice Presidents, in the order designated by the Board of Directors or, lacking such designation, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

    8.05 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

    8.06 TREASURER. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

    8.07 ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary's absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer's absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors and the President may prescribe.

                                   ARTICLE IX
                             SPECIAL CORPORATE ACTS

    9.01 ORDERS FOR PAYMENT OF MONEY. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    9.02 CONTRACTS AND CONVEYANCES. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

                                    ARTICLE X
                                BOOKS AND RECORDS

    10.01 MAINTENANCE OF BOOKS AND RECORDS. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

    10.02 RELIANCE ON BOOKS AND RECORDS. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following: (a) one or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control whom the director or officer reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence, or (c) a committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the Committee merits confidence. A director or officer is not entitled to rely on such information if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.

                                   ARTICLE XI
                                 INDEMNIFICATION

    11.01 NON-DERIVATIVE ACTIONS. Subject to all of the other provisions of this
Article XI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    11.02 DERIVATIVE ACTIONS. Subject to all of the provisions of this Article XI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

    11.03 EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by such person in connection with the action, suit, or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.

    11.04 DEFINITIONS. For the purposes of Sections 11.01 and 11.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 11.01 and 11.02.

    11.05 CONTRACT RIGHT; LIMITATION ON INDEMNITY. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer. Except as provided in Section 11.03 of these Bylaws, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

    11.06 DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Section 11.01 or 11.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Section 11.01 or 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expense and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

          (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (b) If the quorum described in subsection (a) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (1) by the Board or its committee in the manner prescribed in subsection (a) or (b) above; or (2) if a quorum of the Board cannot be obtained under subparagraph (a) and a committee cannot be designated under subsection (b) above, by the Board.

          (d) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (e) By all independent directors (as defined by Section 107(3) of the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

    11.07 AUTHORIZATIONS OF PAYMENT.

          (a) Authorizations of payment under Sections 11.01 and 11.02 of these Bylaws shall be made in any of the following ways:

               (1)  by the Board of Directors:

                    (A) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding; or

                    (B) if the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or

                    (C) if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the board in accordance with Section 5.07 of these Bylaws, in which authorization all directors may participate; or

               (2) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (b) To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to MCLA 450.1209(1)(c), MSA 21.200(209)(1), the corporation may indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in Sections 11.01 and 11.02, but no indemnification may be made except to the extent authorized in MCLA 450.1564c, MSA 21.200(564c), if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated MCLA 450.1551, MSA 21.200(551), or intentionally violated criminal law. In connection with an action or suit by or in the right of the corporation, as described in Section 11.02, indemnification under this Section 11.07(b) may be for expenses, including attorney fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the corporation, as described in Section 11.01, indemnification under this Section 11.07(b) may be for expenses, including attorney fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

    11.08 PROPORTIONATE INDEMNITY. If a person is entitled to indemnification under Sections 11.01 or 11.02 of these Bylaws for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

    11.09 EXPENSE ADVANCE. The corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections 11.01 or 11.02 of these Bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if both of the following apply: (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 11.01 or 11.02; and (b) the person furnishes the corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. Determinations and evaluations under this
Section 11.09 shall be made as specified in Section 11.06, and authorizations shall be made in the manner specified in Section 11.07. A provision in the Articles of Incorporation, these Bylaws, a resolution by the Board or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

    11.10 NON-EXCLUSIVITY OF RIGHTS. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

    11.11 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

    11.12 FORMER DIRECTORS AND OFFICERS. The indemnification provided in this
Article XI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

    11.13 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Michigan.

    11.14 CHANGES IN MICHIGAN LAW. If there is any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. Subject to Section 11.15, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

         11.15 AMENDMENT OR REPEAL OF ARTICLE XI. No amendment or repeal of this
Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE XII
                  CONTROL SHARES AND CONTROL SHARE ACQUISITIONS

    12.01 POWER TO REDEEM IF NO ACQUIRING PERSON STATEMENT IS FILED. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the corporation at the fair value of the shares.

    12.02 POWER TO REDEEM AFTER SHAREHOLDER VOTE. After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the MBCA.

    12.03 PROCEDURES. A redemption of shares by the corporation pursuant to Sections 12.01 or 12.02 shall be made upon election to redeem made by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. The price to be paid for the control shares shall not exceed the fair value of the shares, as determined by the Board of Directors, which determination shall be conclusive. The consideration paid for the control shares shall consist of cash, property or securities of the corporation, or any combination thereof, including shares of capital stock of the corporation or debt obligations of the corporation. Payment shall be made for the control shares subject to redemption within 30 days after the election to redeem is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.

    12.04 INTERPRETATION OF ARTICLE XII. This Article XII is adopted pursuant to
Section 799 of the MBCA and the terms used herein shall have the meanings ascribed to them in Chapter 7B of the MBCA.

                                  ARTICLE XIII
                                   AMENDMENTS

    13.01 AMENDMENTS. Subject to the Articles of Incorporation and Section 11.15 of these Bylaws, the Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors.